                            Cable-Sat Systems, Inc.                   Exhibit 11
                          a Development Stage Company
                        Computation for Income Statement

                                                                                                      YEAR         FROM INCEPTION
                                                                                 SIX MONTHS          ENDED        AUGUST 26, 1994
                                                                                    ENDED        SEPTEMBER 30,        THROUGH
                                                                               MARCH 31, 1996         1995         MARCH 31, 1996
PRIMARY EARNINGS PER SHARE                                                        (AUDITED)        (AUDITED)         (AUDITED)
- --------------------------                                                     --------------------------------------------------
Net loss                                                                            (581,367)        (254,765)         (836,132)


COMPUTATION OF WEIGHTED AVERAGE COMMON SHARES
- ---------------------------------------------

     SHARES                                               MONTHS
     ------                                               ------
     October 1, 1994 - September 30,1995                    12                                      2,200,000

     October 1, 1994 - September 30,1995                    12                    26,400,000                         26,400,000
     October 1995                                            1                     2,200,000                          2,200,000
     November 1995                                           1                     2,200,000                          2,200,000
     December 1995                                           1                     2,200,000                          2,200,000
     January 1996                                            1                     2,620,000                          2,620,000
     February 1996                                           1                     2,620,000                          2,620,000
     March 1996                                              1                     3,000,000                          3,000,000
                                                            --                    ---------------------------------------------
                        Total                               18                    41,240,000        2,200,000        41,240,000
                                                            ==                    =============================================

         Weighted average common shares outstanding                                2,291,111        2,200,000         2,291,111
                                                                                  =============================================

       PRIMARY EARNINGS PER COMMON SHARE                                             ($0.254)         ($0.116)          ($0.365)
                                                                                  =============================================




FULLY DILUTED EARNINGS PER SHARE
- --------------------------------

Net loss                                                                            (581,367)        (254,765)         (836,132)

         Weighted average common shares outstanding
                 per computation above                                             2,291,111        2,200,000         2,291,111

Adjustments for full dilution
- -----------------------------
     Stock options granted                             538,000
     Purchase warrants outstanding                      28,200
     Common stock issued upon redemption
                of preferred                           150,000
                                                       -------
               Total                                   716,200
                                                       =======

               Divided by                                 18
                                                       -------

     Net adjustment for full dilution                   39,789                        39,789           39,789            39,789
                                                       =======                    ---------------------------------------------

         Weighted average common shares outstanding
                as adjusted for full dilution                                      2,330,900        2,239,789         2,330,900
                                                                                  =============================================

       FULLY DILUTED EARNINGS PER COMMON SHARE                                       ($0.249)         ($0.114)          ($0.359)
                                                                                  =============================================
